Exhibit 10.19

WORKSPORT LTD.

INVESTOR SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) dated May 3, 2021 between WORKSPORT LTD., INC., a Nevada corporation (the “Company”) and the person or persons executing this Agreement on the last page (the “Subscriber”). All documents mentioned herein are incorporated by reference.

1. Description of the Offering. This Subscription Agreement is for a maximum of 20,000,000 Units (the “Maximum Offering”). Each Unit is comprised of one share of common stock, par value $0.0001 (a “Common Stock”), and one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase two additional Common Shares (each, a “Warrant Share”) at an exercise price of $0.20 USD per Warrant Share, subject to certain adjustments, over a 18-month exercise period following the date of issuance of the Warrant. The Units are being offered at a purchase price of $0.10 USD per Unit on a “best efforts” basis. This Offering (the “Offering”) is made only to accredited investors who qualify as accredited investors pursuant to the suitability standards for investors described under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and who have no need for liquidity in their investments. As of this Offering, there is a limited public market for the Common Stock and no assurance can be given that the market will further develop, or that it will be maintained so that any subscribers in this Offering may avail any benefit from the same. The Common Stock is currently quoted on the OTCQB under the symbol “WKSP.”

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE, OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSAUNT TO SECTION 506(C) AND SUCH STATE LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR ASSIGNED EXCEPT AS PERMITTED UNDER SUCH ACT OR SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

2. Terms of the Subscription. The subscription is for shares of Common Stock (the “Shares”) at a purchase price of $0.10 per Unit.

3. Other Terms of the Offering. The execution of this Subscription Agreement shall constitute an offer by the Subscriber to subscribe for the Shares in the amount and on the terms specified herein. The Subscriber must also complete and execute the Subscriber Questionnaire attached hereto. The Company reserves the right, in its sole discretion, to reject in whole or in part, any subscription offer. If the Subscriber’s offer is accepted, the Company will execute a copy of this Subscription Agreement and return it to Subscriber.

4. Subscription Payment. Subscription for the Shares requires a cash investment and the subscription price will be payable in full upon acceptance of the subscription. The Company reserves the right, in its sole discretion, to accept fractional subscriptions.

5. The Company’s Representations and Warranties. The Company hereby represents and warrants as follows:

(a) The Company is a corporation duly formed and in good standing under the laws of the State of Nevada with full power and authority to conduct its business as presently contemplated;

(b) The Company warrants and covenants that there are no material misstatements or omissions in this Subscription Agreement or any information provided of the Offering documents herein;

(c) The Company has the power to execute, deliver and perform this Subscription Agreement and any other agreement contemplated herein; and

(d) All of the Company’s operations are undertaken by and through our wholly-owned subsidiary, Worksport Ltd., an Ontario (Canada) corporation located at 8820 Jane St, Vaughan, Ontario, L4K 2M9 Canada.

6. Subscriber’s Representations, Warranties and Covenants. The undersigned understands and acknowledges that the Shares subscribed for herein are being offered and sold under one or more of the exemptions from registration provided for in Section 3(b), 4(2) and 4(6) of the Securities Act including, Regulation S and/or Regulation D promulgated thereunder, that the undersigned acknowledges that the Shares are being purchased without the undersigned being offered or furnished any offering literature, prospectus or other material, financial or otherwise, and that this action has not been scrutinized by the United States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state. The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares have not been registered under the Securities Act of 1933 or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement or by law. The undersigned hereby further represents and warrants as follows:

(a) The undersigned confirms that he understands and has fully considered, for purposes of this investment, the risks of an investment in the Shares and understands that: (i) this investment is suitable only for an investor who is able to bear the economic consequences or losing his entire investment, (ii) the purchase of the Shares is a speculative investment which involves a high degree of risk of loss by the undersigned of his entire investment, and (iii) that there will be no public market for the Shares and accordingly, it may not be possible for the undersigned to liquidate an investment in the Shares in case of an emergency;

(b) The Subscriber is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act. This representation is based on the fact that the Subscriber, inter alia, is an accredited individual who, together with the Subscriber’s spouse, have a net worth of at least $1,000,000, exclusive of the value of your primary residence and less any indebtedness secured by your primary residence in excess of the fair value of such residence and less any loss in value of your primary residence in the last 60 days or the Subscriber, individually, has had net income of not less than $200,000 during the last two years, and reasonably anticipates that the Subscriber will have an income of at least $200,000 during the present year and the next year, or joint income with your spouse in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year;

(c) If the Subscriber is a corporation, partnership, trust or any unincorporated association: (i) the person executing this Subscription Agreement does so with full right, power and authority to make this investment; (ii) that such entity was not formed for the specific purpose of making an investment in the Company; and (iii) that all further representations and warranties made herein are true and correct with respect to such corporation, partnership, trust and unincorporated association;

(d) The address set forth below is the Subscriber’s true and correct residence or place of business, and the Subscriber has no present intention of becoming a resident of any other state or jurisdiction;

(e) The Subscriber understands and agrees that the Company prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (i) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control1 (“OFAC”), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure2, unless the Company, after being specifically notified by the Subscriber in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) for a foreign shell bank3 (such persons or entities in (i) – (iv) are collectively referred to as “Prohibited Persons”);

(f) The Subscriber represents, warrants and covenants that: (i) it is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, a Prohibited Person, and (ii) to the extent the Subscriber has any beneficial owners4, (a) it has carried out thorough due diligence to establish the identities of such beneficial owners, (b) based on such due diligence, the Subscriber reasonably believes that no such beneficial owners are Prohibited Persons, (c) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the Subscriber’s complete withdrawal from the Company, and (d) it will make available such information and any additional information requested by the Company that is required under applicable regulations;

(g) If any of the foregoing representations, warranties or covenants cease to be true or if the Company no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Company may, in accordance with applicable regulations, freeze the Subscriber’s investment, either by prohibiting additional investments, declining or suspending any withdrawal requests and/or segregating the assets constituting the investment, or the Subscriber’s investment may immediately be involuntarily withdrawn by the Company, and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC or other authority. In the event that the Company is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Company, and its respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions;

1 The OFAC list may be accessed on the web at http://www.treas.gov/ofac.

2 Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3 Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

4 Beneficial owners will include, but not be limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the individual who established an IRA; (viii) the participant in a self-directed pension plan; (ix) the sponsor of any other pension plan; and (x) any person being represented by the Subscriber in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity, the information and representations set forth herein must also be given with respect to its individual beneficial owners. If the Subscriber is a publicly-traded company, it need not conduct due diligence as to its beneficial owners.

(h) The Subscriber agrees to indemnify and hold harmless the Company, its respective affiliates, directors, members, partners, shareholders, officers, employees and agents from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from any inaccuracy in or breach of any representation, warranty, covenant or agreement set forth in this Agreement;

(i) The Subscriber has received and read or reviewed, is familiar with and fully understands the documents furnished by the Company. The Subscriber also fully understands this Subscription Agreement and the risks associated with this interest and confirms that all documents, records and books pertaining to the Subscriber’s investment in the Shares and requested by the Subscriber have been made available or delivered to the Subscriber by the Company;

(j) The Subscriber has had an opportunity to ask questions of and receive answers from, the Company or a person or persons acting on its behalf, concerning the terms and conditions of this investment and confirms that all documents, records and books pertaining to the investment in the Shares and requested by the Subscriber has been made available or delivered to the Subscriber;

(k) The Subscriber will be acquiring the Shares, solely for the Subscriber’s own account, for investment and not with a view toward the resale, distribution, subdivision or fractionalization thereof; and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(l) The Subscriber acknowledges and understands that as of this Offering there may be a limited public market for the Shares and no assurance can be given that the public market will continue to exist for the Shares offered hereby, or if it will be maintained so that any subscribers in this Offering may avail any benefit from the same;

(m) The Subscriber’s compliance with the terms and conditions of this Subscription Agreement will not conflict with any instrument or agreement pertaining to the Shares or the transactions contemplated herein; and will not conflict in, result in a breach of, or constitute a default under any instrument to which the Subscriber is a party;

(n) The Subscriber will seek its own legal, tax and investment advice concerning tax implications attendant upon the purchase of the Shares and understands and accepts that the Company is relying upon this representation insofar as disclosure of tax matters is concerned;

(o) The Subscriber hereby acknowledges and represents that the Subscriber is aware of the information set forth in this document and in any exhibits attached hereto; and

(p) The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of delivery of the subscription to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate, the Subscriber shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

7. Risk Factors. THE SUBSCRIBER ACKNOWLEDGES THAT THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE PURCHASE OF THE SHARES AND THAT SUCH SHARES ARE HIGHLY SPECULATIVE AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD A TOTAL LOSS OF HIS OR HER ENTIRE INVESTMENT. The Subscriber represents and warrants that he or she has carefully considered and reviewed the following risks that may be found in reaching a determination to purchase the Shares:

Risks Related to Our Business:

We have limited operating history, our financial position is not robust, and we lack profitable operations to date.

Worksport has incurred net losses since inception and may continue to incur net losses while it builds its business and as such it may not achieve or maintain profitability. The Company’s limited operating history makes it difficult to evaluate its business and prospects, and there is no assurance that the business of the Company will grow or that it will become profitable.

Worksport has been in existence since 2011, which is relatively short compared to our competitors. While the Company has experienced recent substantial growth in our revenues, there is no assurance that our revenues will continue to experience such a trend line, nor even that our revenues will continue to grow. Because of our limited operating history it is difficult to extrapolate any meaningful projections about the

Company’s future.

Our competitors are significantly better funded than we are. This could prove detrimental in that we may not have the funds with which to procure a sufficient supply of product to meet demand at some point. Our competitors could engage in predatory pricing or other tactics in an attempt to eliminate our market share. The Company has incurred net losses since inception, and may continue to incur net losses while it builds its business, and as such it may not achieve or maintain profitability.

We have historically incurred significant losses and our financial situation creates doubt whether we will continue as a going concern.

During the year ended December 31, 2019, the Company incurred a net loss of $414,607 and as of that date, the Company’s accumulated deficit was $10,768,906. While the Company has demonstrated the ability to generate revenue, there are no assurances that it will be able to achieve level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose their entire investment. The accompanying consolidated financial statements do not include any adjustments that might result relating to the recoverability and classification of the asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this risk and uncertainty.

Our independent public accountants have provided their report with a going concern opinion.

The Company’s financial statements were prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. During the six-month period ended June 30, 2020, the Company incurred a net loss of $344,451 and as of that date, the Company’s accumulated deficit was $11,447,598. While the Company has demonstrated the ability to generate revenue, there are no assurances that it will be able to achieve level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our w working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. The accompanying condensed consolidated financial statements do not include any adjustments that might result relating to the recoverability and classification of the asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this risk and uncertainty. Additionally, because of the going concern, investors in this Offering may lose part or all of their investment if the Company is unable to continue operations.

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

The proceeds from this Offering, excluding potential proceeds from the sale of Warrant Shares upon exercise of all the Warrants, will be up to $2,000,000 before deducting offering expenses and commissions payable by us. We expect that if the maximum sale of Units and Warrant Shares is achieved, the net proceeds from this Offering will be sufficient to fund our current operations for at least the next twentyfour months. However, we may not achieve the maximum sale of Units and Warrant Shares, and/or our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Our future growth may be limited.

The Company’s ability to achieve its expansion objectives and to manage its growth effectively depends upon a variety of factors, including the Company’s ability to internally develop products, to attract and retain skilled employees, to successfully position and market its products, to protect its existing intellectual property, to capitalize on the potential opportunities it is pursuing with third parties, and sufficient funding. To accommodate growth and compete effectively, the Company will need working capital to maintain adequate inventory levels, develop additional procedures and controls and increase, train, motivate and manage its work force. There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations. There is no assurance that the Company will generate revenues from its prospective sales partners and be able to capitalize on additional third party manufacturers.

We rely on third parties for our production which may hinder our ability to grow.

Suppliers: The Company purchases all of its inventory from one supplier source in Asia. The Company has no written agreement with this supplier. The Company carries significant strategic inventories of these materials to reduce the risk associated with this concentration of suppliers. Strategic inventories are managed based on demand. To date, the Company has been able to obtain adequate supplies of the materials used in the production of its products in a timely manner from existing sources. The loss of this key supplier or a delay in shipments could have an adverse effect on its business.

We are reliant on a small number of customers for the majority of our sales.

The following table includes the percentage of the Company’s sales to significant customers for the nine months ended September 30, 2020 and 2019, as well as the balance included in revenue and accounts receivable for each significant customer as at September 30, 2020 and 2019. A customer is considered to be significant if they account for greater than 10% of the Company’s annual sales.

	2020		2019
	$	%	$	%
Customer A	88,165	36.7	59,598	2.8
Customer B	n/a	n/a	1,910,430	89

The loss of any of these key customers could have an adverse effect on the Company’s business.

The following table includes the percentage of the Company’s sales to significant customers for the fiscal years ended December 31, 2019 and 2018. A customer is considered to be significant if they account for greater than 10% of the Company’s annual sales:

	2019	2018
Customer A	89%	37.8%
Customer B	-%	31.2%
Customer C	-%	19.8%
Customer D	-%	10.4%
	89%	99.2%

The loss of any of these key customers could have an adverse effect on the Company’s business. At December 31, 2019, $1,912,401 was included in revenue from Company A, representing 89% of the Company’s total sales for the year ended. With Customer A representing 89% of the revenue, the loss of the customer would have an adverse effect on the Company’s revenue.

In 2018, Customer A represented 37.8% or $182,738 of total sales.

There are risks associated with outsourced production that may result in decrease in our profit.

Worksport products are manufactured to our specifications and design in China. All of our soft (vinyl) covers are made in a factory in Meizhou, China. The possibility of delivery delays, product defects and other production-side risks stemming from outsourcers cannot be eliminated. In particular, inadequate production capacity among outsourced manufacturers could result in the Company being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

There are risks associated with outsourced production in China and their laws which may have a material adverse effect on our financial stability.

Changes in Chinese laws and regulations, or their interpretation, or the imposition of confiscatory taxation or restrictions are matters over which the Company has no control. While the current leadership, (and the Chinese government), have been pursuing economic reform policies that encourage private economic activity and greater economic decentralization, there is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

For example, the Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited and, in turn, our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our business ventures with Chinese manufacturers were unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions regardless of any purchasing contracts or agreements we may have entered into. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations, in such guises as currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises.

In that context, we may have to evaluate the feasibility of acquiring alternative or fallback manufacturing capabilities to support the production of our existing and future tonneau cover products. Such development could adversely affect our cost structure inasmuch as we would be required to support sales at an acceptable cost—and might have relatively limited time to so adapt. We have not manufactured these products in the past—and are not expecting to do so in the foreseeable future. That is because developing these technological capabilities and building or purchasing a facility will increase our expenses with no guarantee that we will be able to recover our investment in our manufacturing capabilities.

We engage in cross border sales transactions which present tax risks among other obstacles.

Cross border sales transactions carry a risk of changes in import tax and/or duties related to the import and export of our product, which can result in pricing changes, which will affect revenues and earnings. Cross border sales transactions carry other risks including, but not limited to, changing regulations, wait times, customs inspection and lost or damaged product.

We will need additional financing in order to grow our business.

From time to time, in order to expand operations to meet customer demand, the Company will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

We rely on key personnel.

The Company’s success also will depend in large part on the continued service of its key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff. Most specifically, this includes its President/CEO Steven Rossi who oversees new product development (in lieu of a research and development department) as well as implementation of new products developed, key customer acquisition and retention, overall management and future growth. The Company faces intense competition from its competitors, customers and other companies throughout the industry. Any failure on the Company’s part to hire, train and retain a sufficient number of qualified professionals could impair the business of the Company.

We depend on intellectual property rights that may be infringed upon or infringe upon the intellectual property rights of others.

The Company’s success depends to a significant degree upon its ability to develop, maintain and protect proprietary products and technologies. The Company has 3 Granted Patents, 3 patent applications in Canada and USA, as of 2019. As at the date of filing of this Report, Worksport also has submitted a US, Canada and China Trademark application for “WORKSPORT” on September 17, 2017. However, patents provide only limited protection of the Company’s intellectual property. The assertion of patent protection involves complex legal and factual determinations and is therefore uncertain and potentially expensive. The Company cannot provide assurance that patents will be granted with respect to its pending patent application, that the scope of any patents it might obtain will be sufficiently broad to offer meaningful protection, or that it will develop additional proprietary products that are patentable. In fact, any patents which might issue from the Company’s two pending provisional patent applications with the USPTO could be successfully challenged, invalidated or circumvented. This could result in the Company’s pending patent rights failing to create an effective competitive barrier. Losing a significant patent or failing to get a patent issued from a pending patent application the Company considers significant, could have a material adverse effect on the Company’s business.

We may need to defend ourselves against patent or trademark infringement claims, which may be timeconsuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our vehicles or components, which could make it more difficult for us to operate our business. We may receive inquiries from patent or trademark owners inquiring whether we infringe their proprietary rights. Companies owning patents or other intellectual property rights relating to battery packs, electric motors, fuel cells or electronic power management systems may allege infringement of such rights.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology. Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsource manufacturers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We are subject to foreign currency risk which may adversely affect our net profit.

The Company is subject to foreign exchange risk as it has two manufacturing facilities in China, markets extensively in both Canadian and U.S. markets, most of the Company’s employees reside in Canada and, to date, the Company has raised funds in Canadian Dollars. Meanwhile, the Company reports results of operations in U.S. Dollars (USD or US$). Since our Canadian customers pay in Canadian Dollar, the Company is subject to gains and losses due to fluctuations in the USD relative to the Canadian Dollar. While having our products manufactured in China, our manufacturers are paid in USD to better avoid the relatively greater fluctuation of the Chinese Yuan (RMB). Any large fluctuations in the exchange between the RMB and USD may cause product costs to increase, therefore affecting revenues and profits, potentially adversely.

We may not be successful in our potential business combinations.

The Company may, in the future, pursue acquisitions of other complementary businesses and technology licensing arrangements. We have been approached by competitors to license one or more of our tonneau cover products. The Company may also pursue strategic alliances and joint ventures that leverage its core products and industry experience to expand its product offerings and geographic presence. The Company has limited experience with respect to acquiring other companies and limited experience with respect to forming collaborations, strategic alliances and joint ventures.

If the Company were to make any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business and could assume unknown or contingent liabilities. Any future acquisitions the Company makes, could also result in large and immediate write-offs or the incurrence of debt and contingent liabilities, any of which could harm the Company’s operating results. Integrating an acquired company also may require management resources that otherwise would be available for ongoing development of the Company’s existing business.

We have competition for our market share which could harm our sales.

We participate in the automotive aftermarket equipment industry which is highly competitive for a relatively limited customer base. Companies that compete in this market are Truck Hero Group, Tonno Pro and Rugged Liner.

In addition, some of our competitors sell their products at prices lower than ours and we compete primarily on the basis of product quality, features, value, service, and customer relationships. Our competitive success also depends on our ability to maintain a strong brand and the belief that customers will need our products and services to meet their growth requirements. The competition that we face in our market — which varies depending on the particular business segment, product lines and customers — may prevent us from achieving sales, product pricing and income goals, which could affect our financial condition and results of operations. In addition, our current competitors are significantly better funded and have a longer operating history than us.

We may not have sufficient product liability insurance to cover potential damages.

The existence of any defects, errors or failures in our products or the misuse of our products could also lead to product liability claims or lawsuits against us. While we paid insurance of $9,724 for the year ended December 31, 2019, we have no assurance this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available at economical prices, if at all. To that extent, product liability insurance is conditional and up for further investigation. A successful product liability claim could result in substantial cost to us. Even if we are fully insured as it relates to a claim, a claim could nevertheless diminish our brand and divert management’s attention and resources, which could have a negative impact on our business, financial condition and results of operations. (See also the “Product Quality” discussion below and the associated recall insurance.)

We may produce products of inferior quality which would cause us to lose customers.

Although the Company makes an effort to ensure the quality of our light truck tonneau cover products, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment. These defects, anomalies or malfunctions could be discovered after the Company’s products are shipped to customers, resulting in the return or exchange of the Company’s products, claims for compensatory damages or discontinuation of the use of the Company’s products, which could negatively impact the profits and operating results of the Company. The Company does not presently have product recall, (or similar function), insurance, namely, (in contrast to product liability), insurance that protects a company against broad-scale product manufacturing defects, engineering defects and the costs related to a broad product recall such as shipping, replacement or repairs. Even if in place, there is no guarantee that the full costs of any reimbursements or claims, law suits or litigation would be covered by such insurance. (See also the “Product Liability Insurance” discussion above.)

We may experience patent enforcement and infringement which could force us to spend on legal fees.

The automotive aftermarket has been characterized by significant litigation and other proceedings regarding patents, patent applications and other intellectual property rights. The situations in which we may become parties to such litigation or proceedings may include:

1. litigation or other proceedings we may initiate against third parties to enforce our patent rights or other intellectual property rights;

2. litigation or other proceedings we or our licensee(s) may initiate against third parties seeking to invalidate the patents held by such third parties or to obtain a judgment that our products do not infringe such third parties’ patents; and

3. litigation or other proceedings, third parties may initiate against us to seek to invalidate our patents.

If third parties initiate litigation claiming that our products infringe their patent or other intellectual property rights, we will need to defend against such proceedings. The costs of resolving any patent litigation or other intellectual property proceeding, even if resolved in our favor, could be substantial. Many of our potential competitors will be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. In some instances competitors may proceed with litigation or other proceedings pertaining to infringement of their intellectual property as a means to hinder or devaluate the target defendant company, with no intention of the matter being resolved in their favor. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other intellectual property proceedings may also consume significant management time and costs. Substantial additional costs may be evident in the event that litigation or other proceedings were initiated against the Company because Worksport would have to seek legal defense or counsel in the province (Canada) or state (U.S.) where the litigation or legal proceedings were filed.

Global economic conditions, such as COVID-19, may adversely affect our industry, business and results of operations.

Our overall performance depends, in part, on worldwide economic conditions which historically is cyclical in character. Key international economies continue to be impacted by a recession, characterized by falling demand for a variety of goods and services, restricted credit, going concern threats to financial institutions, major multinational companies and medium and small businesses, poor liquidity, declining asset values, reduced corporate profitability, extreme volatility in credit, equity and foreign exchange markets and bankruptcies. By way of example, the automotive aftermarket, specifically fuel saving add-ons such as light-truck tonneau covers, is typically not as affected by economic slow-down or recession as other industries or market segments. In markets where our sales occur and go into recession, these conditions affect the rate of spending and could adversely affect our customers’ ability or willingness to purchase our products, and delay prospective customers’ purchasing decisions, all of which could adversely affect our operating results. In addition, in a weakened economy, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

The Company faces intense competition from new products and may lose customers to our competition.

The Company’s tonneau cover products face intense competition from its competitors. This competition may increase as new products enter the market, especially those made overseas and marketed and sold directly into the North American market by overseas manufactures. In such an event, the competitors’ products may be of similar or better quality compared to the Company’s products. Alternatively, in the case of generic competition, they may be of equal or better quality and are sold at substantially lower prices than the Company’s products. At times, competitors may also release a generic or re-branded version of a current and successful product at a substantially reduced price in efforts to increase revenues or market share. As a result, if the Company fails to maintain its competitive position, this could have a material adverse effect on its business, cash flow, results of operations, financial position and prospects.

The sale of tonneau cover, like many other non-essential consumer products, has been hampered by COVID-19.

Due to the impact of COVID-19 around the world, the Company’s sales decreased significantly for the first and second quarter of 2020 as governments around the world entered a lockdown to prevent the spread of COVID-19. Increased current unemployment and loss of income could cause our customers to spend their money elsewhere, on more essential products.

Any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects.

Further upticks in infection, and the related enforcement of governmental restrictions would materially hinder our ability to grow, as it would make it could interrupt our supply chain, as well as the financial condition of our intended customer base.

The pick-up truck industry may take longer to recover from the COVID-19 pandemic.

Increased current unemployment and loss of income, as well as any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects. As COVID-19 confirmed cases increase, the Company will have difficulty acquiring new customers, sales and growth. The loss of a significant customer during late 2019 had contributed to the Company’s significant decrease in sales in 2020. Due to this significant loss the Company’s sales and expenses decreased before the COVID-19 pandemic was declared. During this time management had been actively seeking new customers. Expenses continued to remain low into the first and second quarter of 2020 as the pandemic impacted the Company’s ability to operate, acquire sales and new customer.

Risks Associated with Manufacturing in China

Worksport has a total of two factories that are producing for Worksport. Worksport does not require a specific focus on contracted manufacturing agreements since most risks are mitigated in the following ways:

Copy-cat risks: As discussed above, if a relationship with our manufacturers is terminated, the previous manufacturer would destroy the mold it was using as per our agreements with our current manufacturer. Worksport had new tooling produced with each item having specific logos and taxonomy on each tool that labels that item as OEM for Worksport, which prevents that item from being copied or used/stolen. Downgraded factory relationship risks: Worksport switches manufacturing to any other assembly factory readily available in China.

Overbooking risks: Worksport on-boards over-flow factory to produce over-flow product. Factories in China can scale quickly. Worksport’s product does not require skilled trades or labor. Worksport is always working on ways to mitigate risk relating to overseas or foreign manufacturing. Medium term plans are in place to reduce or eliminate the risks for overseas manufacturing. None of the factories’ management, ownership, or affiliates are associated with Worksport our management, directors, or any other roles.

We will continually explore possibilities to manufacture our product within North America (Mexico, USA, Canada). As we develop, we will work towards ultimately attaining our goal of having our product manufactured within North America. To do so, we would require new tooling and equipment and facilities.

Risks Related to Our Stockholders and Purchasing Units

We have not voluntarily implemented various corporate governance measures.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight and the adoption of a Code of Ethics. Our Board of Directors expects to adopt a Code of Ethics at its next Board meeting. The Company has not adopted exchange-mandated corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal control over financial reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company’s internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

We have a large number of authorized but unissued shares of our common stock.

We have approximately 210,695,624 authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

If the price of the shares of our common stock falls, we may lose eligibility for quotation on the OTCQB, which could result in investors losing their investment and would prohibit the Company from further accessing the equity line of credit.

Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Since May 1, 2014, there has been continuing eligibility requirements for OTCQB, whereby the price of our common stock can’t fall below $0.01 for thirty consecutive days. If we are unable to satisfy this continuing eligibility requirement of the OTCQB, the quotation of our common stock could be moved to the OTC Pink Sheets. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments. More importantly, however, this would prohibit the Company from having further access to the equity line of credit, as quotation on the OTC Pink Sheets is insufficient for any such equity lines of credit.

Sales of a substantial number of shares of our Common Stock in the public market could cause the price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock. In addition, the sale of substantial amounts of our Common Stock could adversely impact its price.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including: (i). changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock; (ii). fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies; (iii). changes in market valuations of similar companies; iv. announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments; (v). variations in our quarterly operating results; (vi). fluctuations in related commodities prices; and (vii). additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

We have never paid dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. Investors should not look to dividends as a source of income. In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

We may incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.

We may face increased legal, accounting, administrative and other costs and expenses as a public company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (the “PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming.

IT IS NOT POSSIBLE TO FORESEE ALL RISK FACTORS WHICH MAY AFFECT THE COMPANY. MOREOVER, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL SUCCESSFULLY EFFECTUATE ITS BUSINESS PLAN. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

8. Responsibility. The Company or its officers and directors shall not be liable, responsible or accountable for damages or otherwise to any Subscriber for any act or omission performed or omitted by them in good faith and in a manner reasonably believed by them to be within the scope of the authority granted to them by this Subscription Agreement and in the best interests of the Company, provided they were not guilty of gross negligence, willful or wanton misconduct, fraud, bad faith or any other breach of fiduciary duty with respect to such acts or omissions.

9. Miscellaneous.

(a) The Company and the Subscriber hereby covenant that this Subscription Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the Company and the Subscriber with respect to the subject matter of this Subscription Agreement, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of this Subscription Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

(b) The headings of this Subscription Agreement are for convenient reference only and they shall not limit or otherwise affect the interpretation or effect of any terms or provisions hereof.

(c) This Subscription Agreement shall not be changed or terminated except as set forth herein. All of the terms and provisions of this Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the successors and assigns of the Company and the heirs, executors, administrators and assigns of the Subscriber.

(d) A modification or waiver of any of the provisions of this Subscription Agreement shall be effective only if made in writing and executed with the same formality as this Subscription Agreement. The failure of either the Company or the Subscriber to insist upon strict performance of any of the provisions of this Subscription Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or of any other nature or kind.

(e) The various provisions of this Subscription Agreement are severable from each other and from the other provisions of this Agreement, and in the event that any provision in this Subscription Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Subscription Agreement shall be fully effective, operative and enforceable.

(f) Pronouns used herein are to be interpreted as referring to both the masculine and feminine gender.

(g) This Subscription Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada without reference to conflict of laws principle. The parties agree that in the event of a controversy arising out of the interpretation, construction, performance or breach of this Subscription Agreement, any and all claims arising out of, or relating to, this Subscription Agreement shall be submitted by arbitration according to the Commercial Arbitration Rules of the American Arbitration Association located in Las Vegas, Nevada before a single arbitrator.

(h) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

THE SUBSCRIBER ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE TO IT, OR TO ITS ADVISORS, BY THE COMPANY, OR BY ANY PERSON ACTING ON BEHALF OF THE COMPANY, WITH RESPECT TO THE INTERESTS, THE PROPOSED BUSINESS OF THE COMPANY, THE DEDUCTIBILITY OF ANY ITEM FOR TAX PURPOSES, AND/OR THE ECONOMIC, TAX, OR ANY OTHER ASPECTS OR CONSEQUENCES OF A PURCHASE OF AN INTEREST AND/OR ANY INVESTMENT IN THE COMPANY, AND THAT IT HAS NOT RELIED UPON ANY INFORMATION CONCERNING THE OFFERING, WRITTEN OR ORAL, OTHER THAN THAT CONTAINED IN THIS AGREEMENT.

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SIGNATURE PAGE

The Subscriber hereby offers to purchase _10,000_ Units and encloses payment of $0.10 per Unit for an aggregate investment of $_1,000,000_.

/s/ Avi Geller

Leonite Fund I LLC________________
Name of Subscriber
Avi Geller, Chief Investment Officer__
Name and Title of Authorized Signatory
(If Applicable)
1 Hillcrest Center Dr., Suite 232_______
(Print) Street Address - Residence
Spring Valley, NY 10977______________
(Print) City, State and Zip Code
86-3255042__________________________
Social Security/Taxpayer I.D. Number:

AGREED TO AND ACCEPTED:

As of 5/3/2021
WORKSPORT LTD.
By:	/s/ Steve Rossi
Steven Rossi, President

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“SUBSCRIBER QUESTIONNAIRE” BELOW;

PROVIDE REQUISITE ADDITIONAL INFORMATION

SUBSCRIBER QUESTIONNAIRE

PERSONAL DATA.

Leonite Fund I LLC__________________________
Full Name	Residence Telephone (Area Code Number)
845-517-2340___________________
Business Telephone (Area Code Number)

1 Hillcrest Center Dr., Suite 232
Spring Valley, NY 10977
Residence or Principal Address (Street/City/State/Zip Code)	Birth Date

Mailing Address (if other than residence) Citizenship (U.S./Other)

86-255042__________________________
Marital Status	Social Security/Taxpayer I.D. Number
avi@leonitecap.com, jake@leonitecap.com
E-mail Address

Spouse’s Full Name

Spouse’s Social Security Number	Facsimile Number (Area Code/Number)

ACCREDITED INVESTOR. If Subscriber (or the entity on behalf of which Subscriber is acting) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act, and, as such, falls within at least one of the following categories, then please INITIAL each applicable category.

______ (a) A bank or savings and loan association or other institution (acting either in an individual or fiduciary capacity), registered broker-dealer, insurance company, registered investment company, or business development company, or licensed “small business investment company,” or an employee benefit plan which either is represented in a fiduciary capacity by a bank, savings and loan association, insurance company or registered investment advisor, has total assets in excess of $5,000,000 or is self-directed and the plan’s business investments are made solely by accredited investors.

____ (b) A trust (i) with total assets in excess of $5,000,000, (ii) which was not formed for the specific purpose of acquiring the subject securities, and (iii) whose purchase is directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment.

_____ (c) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation or similar business trust, or partnership, not formed for the specific purpose of acquiring the subject securities, with total assets in excess of $5,000,000.

__X___ (d) An entity in which all of the equity owners are “accredited investors.”

______(e) A director or an executive officer of the Company.

______(f) A natural person whose individual net worth, or joint net worth with spouse (if any), exceeds $1,000,000, exclusive of the value of your primary residence and less any indebtedness secured by your primary residence in excess of the fair value of such residence and less any loss in value of your primary residence in the last 60 days.

______ (g) A natural person whose income in each of the two most recent calendar years exceeded $200,000 individually, or $300,000 jointly with spouse (if any), and who reasonably expects to reach that income level in the current year.

AMENDMENT TO INVESTOR SUBSCRIPTION AGREEMENT

This AMENDMENT TO INVESTOR SUBSCRIPTION AGREEMENT (the “Amendment”) is entered into as of May 3, 2021 (“Effective Date”), by and between Leonite Fund I LLC, a limited liability company organized under the laws of the State of Delaware (“Investor”) and Worksport Ltd., a corporation organized under the laws of the State of Nevada (the “Company”).

WHEREAS, Investor and the Company have entered into an Investor Subscription Agreement, dated May 3, 2021 (the “Subscription Agreement”).

WHEREAS, Investor and the Company each desire to amend the terms of the Subscription Agreement pursuant to the terms of the Contribution Agreement.

NOW, THEREFORE in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

1. Exchange: Investor shall have an unlimited number of exchange rights (“Exchange Rights”) which are options and not obligations to exchange the securities acquired pursuant to the Subscription Agreement (the “Subscription Securities”) (and not less than the entire remaining holdings of the Subscription Securities) into subsequent offerings (“Subsequent Financings”), including, but not limited to, the contemplated underwritten public offering that is expected to occur within ninety (90) days of the Effective Date (the “Qualified Financing”). The Exchange Rights shall terminate thirty (30) days after the closing of the Qualified Financing. At the time of a Subsequent Financing with respect to which the Investor has an exchange right, Investor would have the option of either (a) retaining Investor’s Subscription Securities or one of the Subsequent Financings into which Investor previously exchanged, or (b) exchanging the Subscription Securities or such Subsequent Financing into which Investor exchanged, into the next Subsequent Financing.

2. Most-Favored Nation: Until such time that the Subscription Securities are registered in an effective Registration Statement, if the Company has issued, or upon any issuance of (or announcement of intent to effect an issuance of) any security, with any term that is more favorable to the investor in such security than to Investor in the Subscription Agreement, then such term, at Investor’s option, shall become a part of the Subscription Agreement. The types of terms contained in another security that may be more favorable to the Investor of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, put options, original issue discounts, stock sale price, private placement price per share, warrant coverage, warrant exercise price, warrant exercise period, and registration rights.

3. Registration Rights. Investor shall have piggyback registration rights to have the Subscription Securities registered in any registration statement filed by the Company, except that such piggyback registration rights shall not apply to the registration statement filed in connection with the Qualified Financing.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

Leonite Fund I LLC		Worksport Ltd.

By:	/s/ Avi Geller	By:	/s/ Steve Rossi
Name:	Avi Geller	Name:	Steve Rossi
Title:	Chief Investment Officer	Title:	President and CEO